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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                                               Jurisdiction of Incorporation
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
CEO Telecommunications, Inc.                                     California
CEO California Telecommunications, Inc.                          California
Helvey Com, L.L.C.                                               Delaware
AS Telecommunications, Inc.                                      Arizona
Lucius Enterprises, Inc.                                         California
Grupo Bunden, S.A. de C.V.                                       Mexico
Grupo Palafox-Toledo, S.A. de C.V.                               Mexico
Servicios Sumosierra S.A. de C.V.                                Mexico
Grupo Industrial Arvilla S.A. de C.V.                            Mexico
PT-1 Communications, Inc.                                        New York
Phonetime Technologies, Inc.                                     Delaware
PT-1 Long Distance, Inc.                                         Delaware
PT-1 Phonecard, L.P.                                             Texas
PT-1 Holdings I, Inc.                                            Delaware
PT-1 Holdings II, Inc.                                           Delaware
Nationwide Distributors, Inc.                                    Delaware
Platform Services, L.P.                                          Delaware
Investment Services, Inc.                                        Delaware
Bayonne, S.A. de C.V.                                            Mexico
Morningside, S.A. de C.V.                                        Mexico
Milhouse, S.A. de C.V.                                           Mexico
PT-1 Communications Canada, Inc.                                 Canada
PT-1 Communications Puerto Rico, Inc.                            Delaware
STAR Telecommunications, S.a.r.l.                                Switzerland
STAR Telecommunications (France) Holding, Eurl.                  France
STAR Telecommunications France                                   France
STAR Telecommunications Holding, GmbH                            Germany
STAR Telecommunications Deutschland, GmbH                        Germany
STAR Europe Ltd.                                                 United Kingdom
Romborg Holding, B.V.                                            Netherlands
STAR Telecommunications Australia Pty., Ltd.                     Australia
Asian Datanet, Inc.                                              Japan (50%)
STAR Telecommunications Japan, Inc.                              Japan (51%)
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